As filed with the Securities and Exchange Commission on September 10, 2004

                                                     Registration No. 333-102145



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 4 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                                  ESESIS, INC.
                 (Name of small business issuer in its charter)

           Colorado                        4955                03-0471717
           --------                        ----                ----------
  (State or jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
       incorporation or       Classification Code Number) Identification Number)
        organization)

                                  Esesis, Inc.
                             7345 E. Peakview Avenue
                           Centennial, Colorado 80111
                             (303) 689-9601 (Address
                   and telephone number of principal executive
                    offices and principal place of business)


                              Mark Hogan, President
                                  Esesis, Inc.
                             7345 E. Peakview Avenue
                           Centennial, Colorado 80111
                                 (303) 689-9601
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:


                             Andrew I. Telsey, Esq.
                             Andrew I. Telsey, P.C.
                             12835 E. Arapahoe Road
                             Tower I Penthouse #803
                            Englewood, Colorado 80112
                                 (303) 768-9221
                               (303) 768-9224 FAX



                  Approximate date of proposed sale to public:
   As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                   Calculation of Registration Fee
-----------------------------------------------------------------------------------------------------
                                           Proposed Maximum     Proposed Maximum
  Title of Each Class of     Amount to be  Offering Price Per  Aggregate Offering      Amount of
Securities to be Registered   Registered         Share                Price         Registration Fee
---------------------------  ------------  ------------------  ------------------   ----------------

Common  Stock,  $.0001  par  value  per  share(1)  500,000  $.10  $50,000  $4.04
-----------------------------------------------------------------------------------------------------

(1) The requisite fee has been paid in connection with this Registration Statement.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                  (Remainder of page intentionally left blank)

                 Subject to Completion, dated September 9, 2004


                                                                     PRELIMINARY
                                                                      PROSPECTUS

                                  ESESIS, INC.

                                  Common Stock
                                 500,000 Shares


     We are offering for sale up to 500,000 shares of common stock. The initial public offering price for these shares is $.10 per share and the maximum amount to be raised is $50,000. We intend to offer the 500,000 shares through our officers and directors. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. There will be no minimum amount of shares sold and we will not create an escrow account into which the proceeds from any shares will be placed. Instead, the proceeds from all shares sold by us will be placed into our corporate account. This offering of shares will terminate on the earlier of the date all of the shares offered are subscribed for or three (3) months from the effective date of this prospectus.

     Prior to this registration, there has been no public market for our shares of common stock. There is a high degree of risk involved with this investment, due to the fact that we have a limited operating history and there is currently no market for the securities being purchased.

The common stock offered by this prospectus involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on Page 4.

                       Price           Underwriting Discounts        Proceeds
                     To Public        Discounts or Commissions      To Company
                     ---------        ------------------------      ----------

   Per Share            $.10                    None                   $.10

   Per Share Total    $50,000                   None                  $50,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is [_____________], 2004

              Inside Front And Outside Back Cover Of The Prospectus

     Until [_________], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................3
ABOUT OUR COMPANY..............................................................3
ABOUT THE OFFERING.............................................................4
SUMMARY FINANCIAL DATA.........................................................5
RISK FACTORS...................................................................6
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS....................................10
USE OF PROCEEDS...............................................................11
DIVIDEND POLICY...............................................................11
DILUTION......................................................................12
CAPITALIZATION................................................................14
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS....................16
BUSINESS......................................................................20
MANAGEMENT....................................................................27
EXECUTIVE COMPENSATION........................................................30
PRINCIPAL SHAREHOLDERS........................................................31
CERTAIN TRANSACTIONS..........................................................32
DISCLOSURE OF COMMISSION POSITION ON
         INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.......................33
SHARES ELIGIBLE FOR FUTURE SALE...............................................33
PLAN OF DISTRIBUTION..........................................................33
DESCRIPTION OF SECURITIES.....................................................34
LEGAL PROCEEDINGS.............................................................35
LEGAL MATTERS.................................................................35
EXPERTS.......................................................................35
ADDITIONAL INFORMATION........................................................35

FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this prospectus and does not contain all of the information that you should consider or that may be important to you. You should read the entire prospectus carefully to fully understand the offering, including "Risk Factors" and the financial statements. In this prospectus, the terms "Esesis," "we," "us" and "our" refer to Esesis, Inc. and its wholly owned operating subsidiary, Esesis Environmental, Corp.

                                ABOUT OUR COMPANY


Esesis, Inc., incorporated on July 5, 2002, is a Colorado corporation, which, through its wholly owned operating subsidiary, Esesis Environmental, Corp., incorporated in Texas on July 10, 2002, provides environmental inspection and consulting services related to the abatement, remediation, and maintenance of asbestos, lead paint, and toxic mold contamination. We commenced business operations in November of 2002 and for the fiscal year ended June 30, 2003 recorded revenues of $478,883 and net income of $2,867 from operations. We recorded revenues of $186,993 and net income of $18,539 for the nine months ended March 31, 2004. Our services are currently offered in Texas and Colorado through our subsidiary's offices in Waco, Texas and Centennial, Colorado.


It is our goal to provide our services to both private sector clients and governmental entities. We currently derive the majority of our revenues from inspection and consulting services, and are hired by building owners, property management firms, state and local governments, schools, insurance adjustors and individuals to identify asbestos, lead paint, or mold contamination or hazards. Our consulting services develop remediation plans for identified hazards and provide ongoing inspections to insure proper hazardous material handling during renovation projects.

Esesis's principal executive offices are located at 7345 E. Peakview Ave., Centennial, Colorado 80111, telephone (303) 689-9601. Esesis Environmental's offices are located at 5601 Edmond Ave., Suite A, Waco, Texas 76710 and it also utilizes Esesis's executive offices in Centennial, Colorado from which it conducts its Colorado operations.

                               ABOUT THE OFFERING

Common Stock Offered                       500,000 shares

Common Stock Outstanding Before Offering   20,200,000 shares

Common Stock Outstanding AFter Offering    20,700,000 shares, provided that all
                                           of the shares offered herein are
                                           sold, of which there can be no
                                           assurance

Estimated Proceeds                         $50,000

Use of Proceeds                            We intend to use the proceeds from
                                           this offering for sales and marketing
                                           ($15,000), purchase ofinspection
                                           equipment ($15,000), retirement of
                                           debt ($15,000), and working capital
                                           ($5,000).

Plan of Distribution                       Our shares of common stock will be
                                           offered directly to the public
                                           through our officers and directors
                                           pursuant to Rule 3a4-1 of the
                                           Securities Exchange Act of 1934. Such
                                           individuals will not be compensated
                                           or receive any other form of
                                           remuneration in connection with
                                           their sales of our common stock to
                                           investors in this offering.

No Minimum Offering Amount                 There is no minimum amount of shares
                                           that we must sell in this offering,
                                           and therefore no minimum amount of
                                           proceeds will be raised. No
                                           arrangements have been made to place
                                           funds into escrow, trust or any
                                           similar account.  Upon receipt,
                                           offering proceeds will be deposited
                                           into Esesis's operating account and
                                           used to conduct the business affairs
                                           of Esesis.  Because there is no
                                           minimum amount that will be raised in
                                           our offering, investors may end up
                                           holding shares in a company that has
                                           an illiquid smaller market for its
                                           shares.

                             SUMMARY FINANCIAL DATA

As we have only been in operation for a brief period of time, our historical operating information may not be indicative of our future operating results.


                                                 July 5, 2002 (Inception)
                                                          through
     Consolidated Statements of Operations Data:        June 30, 2003       March 31, 2004
                                                        -------------       --------------
       Total Revenues                                   $     459,819       $      478,883
       Operating expenses                                     441,593              471,909
       Interest expense                                         1,147                3,183
       Income taxes                                             2,624                  924
       Net income                                              14,455                2,867
       Basic and diluted income per share                        0.00                 0.00
       Shares used in computing basic
         and diluted loss per share                        20,200,000           20,200,000

    Consolidated Balance Sheet Data:

       Total assets                                           204,418              234,530
       Total Liabilities                                      169,763              197,008
       Retained Earnings                                       14,455               17,322
       Stockholders' equity                                    34,655               37,522




                                  RISK FACTORS


An investment in our common stock is a risky investment. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our common stock offered hereby.


RISKS RELATED TO OUR BUSINESS

     Our limited operating history hinders our ability to evaluate our business and entails risk that we may fail to adequately address business issues with which we have limited experience.


     We were incorporated in July 2002 and have been providing inspection and consulting services since November 2002. We have derived revenues from operations of $459,819 and net income of $14,455 as of June 30, 2003. For the nine months ended March 31, 2004, we recorded revenues of $478,883 and net income of $2,867. As a result of our limited operating history, there is limited historical financial information upon which to evaluate how we may perform in the future. We cannot be sure that we will be able to compete successfully in the environmental inspection and consulting industry. As a young company, we face numerous risks and uncertainties, including those that relate to our ability to:


     -  establish and increase our client base;
     -  compete favorably in a highly competitive market;
     -  expand our service offerings;
     -  attract motivate and retain qualified employees;
     -  access sufficient capital markets to support our growth;
     -  build an infrastructure to effectively handle our growth;
     -  upgrade and enhance our technologies; and
     - maintain the necessary license and continuing education requirements for the environmental inspection industry.

     We may not be successful in addressing these risks. As a business with a limited operating history, if we fail to address the risks above, we may not maintain profitability.

We may need to raise additional capital in the future, to support the growth of our business, and the failure to raise sufficient funds, if needed, may require us to cease operations and your investment may be lost.

     The growth of our business will require significant capital expenditures, working capital and debt service, and the ability to sustain substantial cash flow deficits. Our viability is dependent upon our ability to continue to execute under our business strategy and to generate positive cash flows from operations. The success of our business strategy includes obtaining and retaining a significant number of clients for our services, and generating significant and sustained growth in our operating cash flows to be able to meet future debt service obligations and fund capital expenditures.

     We believe we have the necessary funding available to execute our business strategy, which consists of providing environmental inspection and consulting services primarily in Texas and Colorado. However, our revenue and costs may also be dependent upon factors that are not within our control, including regulatory changes, changes in technology, and increased competition. Due to the uncertainty of these factors, actual revenue and costs may vary from expected amounts, possibly to a material degree, and such variations could affect our future funding requirements. Additional financing may be required in response to changing conditions within the industry or unanticipated competitive pressures. We can make no assurances that we would be successful in raising additional capital, if needed, on favorable terms or at all. Failure to raise sufficient funds may require us to cease operations and your investment may be lost.

Management has limited operational experience in the environmental inspection and consulting industry and this may adversely affect our ability to maintain profitability.

     Esesis is a start-up company with a limited operating history. While certain employees of Esesis Environmental have experience within the industry, neither Esesis nor its management has any significant experience in operating businesses in the environmental inspection and consulting industry. It is possible that this lack of relevant operational experience could prevent us from continuing as a profitable business. Furthermore, we believe that our success will depend in large part on our ability to continue to attract and retain qualified management personnel and the continued contributions of such management and personnel. Competition for qualified employees and personnel in the environmental inspection and consulting industry is intense and there is a limited number of persons with knowledge of and expertise in the industry. Although we have been successful in attracting and retaining qualified personnel, we can make no assurances that we will be able to hire or retain necessary personnel in the future. The loss of services of one or more of our key personnel, or the inability to attract and retain additional qualified personnel, could materially and adversely affect us.

There has never been a market for our securities, we cannot guarantee that a market for our securities will develop, and if no market develops, you may be limited in your ability to resell your shares.

     There has been no public market for our securities and there can be no assurance that a public trading market for our securities will develop or, if developed, will be sustained. We hope to enter into discussions with a prospective market maker for quotation of our securities on the Over the Counter Bulletin Board (which we refer to as the "OTC Bulletin Board"), but we can make no assurance that our securities will be so quoted, or that a regular trading market will develop for our securities, or, if a market does develop, that it will be sustained. If no market develops or is sustained, you may be limited in your ability to resell our shares and realize a return on your investment.

Even if we are quoted on the OTC Bulletin Board, the OTC Bulletin Board may not provide liquidity for our investors.

     The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the OTC Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board. Quotes for stocks included on the OTC Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

We do not have significant financial reporting experience, which may lead to delays in filing required reports with the Securities and Exchange Commission and suspension of quotation of our securities, if they become qualified for quotation on the OTC Bulletin Board, which will make it more difficult for you to sell your securities.

     The OTC Bulletin Board limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. These limitations may be impediments to our quotation on the OTC Bulletin Board. Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the Securities and Exchange Commission following the effectiveness of the registration statement to which this prospectus is a part. Because issuers whose securities are qualified for quotation on the OTC Bulletin Board are required to file these reports with the Securities and Exchange Commission in a timely manner, the failure to do so may result in a suspension of trading or delisting from the OTC Bulletin Board if our stock does become qualified for quotation on the OTC Bulletin Board.

There are no automated systems for negotiating trades on the OTC Bulletin Board and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

     Because there are no automated systems for negotiating trades on the OTC Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

We anticipate that there will not be more than one market maker, if any, for our securities for the foreseeable future and this may limit the public market for our securities.

     In the event that our securities are quoted on the OTC Bulletin Board, we anticipate that we will not have more than one market maker for our securities. As a result, in the event that this market maker ceases to make a market for our securities for any reason, our investors may have no public market for their securities.

"Penny Stock" rules may make buying or selling our securities difficult.

     Trading in our securities will be subject to the "penny stock" rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the common stock to realize economic benefit from their investment.

     As holders of our securities, you will only be entitled to receive those dividends that are declared by our board of directors out of surplus. We do not expect to have surplus available for declaration of dividends in the foreseeable future. Indeed, there is no assurance that such surplus will ever materialize to permit payment of dividends to you as holders of the securities. The board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

RISKS RELATED TO OUR INDUSTRY

We may underestimate the cost of a project when we submit a bid and if actual costs exceed the estimated amounts, we will bear the risk of loss.

     A significant amount of our business is done on a contract basis as a result of competitive bidding. We are often required to estimate the costs involved with the applicable job prior to submitting a bid and therefore, if awarded the job, will bear the risk if actual costs exceed the estimated amounts.

We face a high level of competition in the environmental inspection and consulting industry and we may fail to compete effectively in our market.

     The market for environmental inspection and consulting services is intensely competitive. Many of our competitors have longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we do. Their financial strength could prevent us from increasing market share. We also believe that the environmental inspection and consulting market is a relatively mature industry and that there is little growth potential.

Our business and operations may subject us to liability, for which our insurance may be insufficient.

     Asbestos inspection and consulting services may expose our employees and others to dangerous elements, and although we take extensive precautions, we may not avoid liability to persons so exposed. Furthermore, Esesis maintains liability insurance with limits of $1,000,000 per loss event and $1,000,000 for the policy aggregate, covering damages resulting from negligent acts, errors, mistakes or omissions in rendering or failing to render our services. As with any insurance policy, we may suffer a loss which is not a covered loss under the policy, or which exceeds the policy limits. There can be no assurance that this insurance will be adequate or that it will be available to us in the future. The lack of an adequate insurance program could have a material and adverse effect upon our ability to secure and perform contracts.

Our business is subject to governmental regulation of the environment, and changes in those regulations could negatively impact our operations.

     Demand for our services is related to various federal, state and local laws and substantial regulation under the laws of governmental agencies, including the Environmental Protection Agency, various state agencies and county and local authorities acting in conjunction with such federal and state entities. Governmental authorities have the power to enforce compliance with those regulations and to obtain injunctions or impose fines in the case of violations. In the future, we may be required under those regulatory requirements to increase capital and operating expenditures in order to maintain current operations or initiate new operations. Under certain circumstances, we may be required to curtail certain operations until a particular problem is remediated or to undertake other corrective measures. Amendments to current laws and regulations governing our operations or more stringent implementation thereof could have a material adverse effect on us or require substantial capital expenditures to comply with such laws and regulations.

     We have no control over governmental regulation of the environment. Current regulations could change resulting in the need for Esesis to incur significant costs over the budgeted amounts in order to comply with such regulations. Alternatively, the regulatory environment could relax, due, for example, to political or economic pressures, which could reduce the demand for our services.

RISKS RELATED TO THE OFFERING

After this offering, our executive officers, directors and 5% or greater shareholders will have the ability to significantly influence matters requiring a shareholder vote and shareholders acquiring shares in this offering may not have the ability to influence corporate transactions.

     Currently, our existing officers, directors and 5% or greater shareholders (and their affiliates) in the aggregate, beneficially own approximately 35.64% of our outstanding stock. Upon completion of this offering, this group will continue to own approximately 34.78% of our outstanding stock. As a result, such persons, acting together, will have the ability to significantly influence the vote on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.

Purchasers of our common stock will incur immediate and substantial dilution.

     Our existing shareholders acquired their shares of common stock at an average cost substantially below the book value of our common stock. Therefore, the purchasers of common stock in the offering may experience immediate and substantial dilution.

Our offering of common stock is being conducted by our officers and directors, who have no experience in the public sale of our securities and may not be successful in selling any shares of our common stock.

     We are offering 500,000 shares of common stock on a direct placement basis under the provisions of Rule 3a4-1 of the Exchange Act. We have never engaged in the public sale of our securities, and have no experience in conducting public securities offerings. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. There can be no assurance that we will be successful in selling any shares of common stock offered hereby, and as a result, we may not receive any proceeds from our direct offering.

The offering price of our securities does not necessarily bear any relationship to our assets, book value, earnings or other established criteria of value and you are purchasing our securities for a price that is in excess of the price paid by previous investors.


     There has been no prior public market for our securities. The price to the public of the securities offered hereby has been determined by our management. Among factors considered in determining the offering price were the history of, and the prospects for, our business, an assessment of our management, our past and present operations, our development and the general condition of the securities market at the time of this offering. The offering price for the securities does not necessarily bear any relationship to our assets, earnings, book value or any other recognized criteria of value. The offering price of $0.10 per share is in excess of our net tangible book value of $.0018 per share, and in excess of the price received by Esesis for shares sold in prior recent securities transactions.



                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

     We have made some statements in this prospectus, including some under "Risk Factors," "Management's Plan of Operations," "Business" and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under: "Risk Factors" and elsewhere in this prospectus. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

     There is no minimum number of shares that must be sold in our offering. Accordingly, based on an initial offering price of $.10 and 500,000 shares available for sale, we will receive anywhere from $0 to $50,000 in our offering based on the number of shares we are able to sell. Assuming we are able to sell all 500,000 shares offered hereby, we intend to use the proceeds as follows:

     Sales and Marketing Activities                 $15,000          30%
     Purchase of Inspection/Testing Equipment       $15,000          30%
     Retirement of Debt(1)                          $15,000          30%
     Working Capital                                $ 5,000          10%


     Total                                          $50,000(2)      100%(2)
                                                    =======         ====
-------------------

(1) We have two revolving lines of credit, a $100,000 line with Insurenational, A.V.V., a Dublin, Ireland based reinsurance company, which is also a less than 5% shareholder of Esesis and a $25,000 line of credit with First American State Bank in Denver. The $100,000 line of credit bears interest at prime plus 3% and renews annually on July 1st at the lender's option. The $25,000 line of credit bears interest at 6.5% and matures November 3, 2004. During the nine months ended March 31, 2004, $17,000 had been borrowed under the Insurenational line of credit and $25,000 had been borrowed under the First American State Bank line of credit. The borrowings were used to fund general working capital needs of Esesis, including office equipment and supplies, salaries and rent.


(2) We have previously paid the expenses related to this offering from cash flow generated by our current operations and expect that such cash flow will satisfy any remaining expenses due in the future.

     If we are only able to sell 50% or 25% of the offering, we will adjust our use of proceeds proportionately and allocate approximately the same percentages of the total offering proceeds to the uses described above.


                                 DIVIDEND POLICY


     Esesis initially expects that all earnings, if any, will be retained to finance our growth and that no cash dividends will be paid for the foreseeable future. Our board of directors will determine, in its sole discretion, whether to declare any dividends on our common stock in the future after taking into account various factors, including Esesis's financial condition, operating results and current and anticipated cash needs.

                                    DILUTION


     Dilution represents the difference between the offering price and the net tangible book value per share of our common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets, divided by the number of shares of common stock outstanding.

     Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders who paid nominal consideration for their shares. Accordingly, to the extent you purchase shares for a market price that exceeds net tangible book value per share, you will suffer an immediate dilution.


     The following table illustrates the pro forma per share dilution, assuming the sale of all of the 500,000 shares offered by Esesis.

          Offering price per share                              $.10


          Net tangible book value before the
            Offering                                            $.0018


          Increase per share attributed to new
            Investors                                           $.0024


          Pro forma net tangible book value per
            share after the offering                            $.0042

          Dilution in net tangible book value to
            new investors                                       $.0958
                                                                ======


     The following table illustrates the pro forma per share dilution, assuming nominal sales (25,000 shares) of the shares offered by Esesis.

          Offering price per share                              $.10


          Net tangible book value before the
            Offering                                            $.0018

          Increase per share attributed to new
            Investors                                           $.0021

          Pro forma net tangible book value per
            share after the offering                            $.0020

          Dilution in net tangible book value to
            new investors                                       $.098
                                                                =====


     The following table summarizes as of the date of this prospectus, the difference (based on the offering price of $.10 per share and assuming all of the 500,000 shares offered by Esesis are sold) between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

                                                    Total      Average
                           Shares Purchased    Consideration    Price
                             Number   Percent      Amount     Per Share  Percent
                             ------   -------      ------     ---------  -------


Existing Shareholders(1)  20,200,000   97.6%     $   20,200     $.001      28.8%

New Investors                500,000    2.4%     $   50,000     $ .10      71.2%
                          ----------   -----     ----------                -----

Total                     20,700,000    100%     $   70,200                 100%
                          ==========   =====     ==========                =====

(1) The total consideration paid by existing shareholders of $20,200 is based on cash paid by the shareholders for units (consisting of common stock and warrants/options) pursuant to our private placement in August 2002. The warrants/options expired by their terms on November 11, 2003 and were not extended by Esesis.

     The following table summarizes as of the date of this prospectus, the difference (based on the offering price of $.10 per share and assuming only 25,000 shares offered by Esesis are sold) between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

                                                   Total       Average
                           Shares Purchased    Consideration    Price
                             Number   Percent      Amount     Per Share  Percent

Existing Shareholders(1)  20,200,000   99.88%    $   20,200     $.001     88.99%

New Investors                 25,000     .12%    $    2,500     $ .10     11.01%
                          ----------   ------    ----------               ------

Total                     20,225,000     100%    $   22,700                 100%
                          ==========   ======    ==========               ======

(1) The total consideration paid by existing shareholders of $20,200 is based on cash paid by the shareholders for units (consisting of common stock and warrants/options) pursuant to our private placement in August 2002. The warrants/options expired by their terms on November 11, 2003 and were not extended by Esesis.

                                 CAPITALIZATION


     The following table sets forth our capitalization as of March 31, 2004 on an actual basis. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.


                                                                  As of
                                                             March 31, 2004
                                                             --------------
Capitalization:
    Long-term notes payable                                  $       110,700
    Stockholders' equity:
        Preferred stock, $.01 par value,
             10,000,000 shares authorized, no
             shares issued and outstanding                   $             -
        Common stock, $.0001 par value,
             900,000,000 shares authorized,
             20,200,000 issued and outstanding                         2,020

    Additional paid-in capital                                         18,180
    Retained earnings                                                  17,322
                                                             ----------------
        Total shareholders' equity                                     37,522
                                                             ----------------
             Total capitalization                            $        234,530
                                                             ================



                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS


No Public Market For Common Stock

     There is presently no public market for Esesis's common stock. The management of Esesis anticipates applying for trading in its common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, Esesis can provide no assurances that its shares will be traded on the bulletin board, or, if traded, that a public market will materialize.

Holders of Esesis Common Stock

     As of the date of this prospectus, Esesis has sixteen (16) registered shareholders.

Rule 144 Shares

     In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     One percent of the number of shares of Esesis common stock then outstanding which, in the case of Esesis, will equal approximately 202,000 shares as of the date of this prospectus; or



     The average weekly trading volume of Esesis's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to availability of current public information about Esesis.

     Under Rule 144 (k) a person who is not one of Esesis' affiliates at any time during the three (3) months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two (2) years, is entitled to sell shares without complying with manner of sale, public information, volume limitation, or notice provisions of Rule 144.



     Upon the effective date of this prospectus, all of the Company's shares currently issued and outstanding will be eligible for resale pursuant and subject to the limitations, if any, of Rule 144.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read together with the financial statements and related notes of Esesis included in this prospectus, beginning on page F-1. The discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus apply to all related forward-looking statements wherever they appear in this prospectus. Our actual results may differ materially from those anticipated in such forward-looking statements. Factors that may cause or contribute to differences include those discussed in "Risk Factors," as well as those discussed elsewhere in this prospectus.



Overview

     Esesis, Inc., ("we," "us," "our" or the "Company") was incorporated on July 5, 2002, as a Colorado corporation, which, through our wholly owned operating subsidiary, Esesis Environmental, Corp., incorporated in Texas on July 10, 2002, provides environmental inspection and consulting services related to the abatement, remediation, and maintenance of asbestos, lead paint and toxic mold contamination. Our services are currently offered in Texas and Colorado through our subsidiary's offices in Waco, Texas and Centennial, Colorado. It is our goal to attempt to provide our services to both private sector clients and governmental entities. We currently derive the majority of our revenues from inspection and consulting services, and are hired by building owners, property management firms, state and local governments, schools, insurance adjustors and individuals to identify asbestos, lead paint, or mold contamination or hazards. Our consulting services develop remediation plans for identified hazards and provide ongoing inspections to insure proper hazardous material handling during renovation projects. Esesis's principal executive offices are located at 7345 E. Peakview Ave., Centennial, Colorado 80111. Esesis Environmental's offices are located at 5601 Edmond Ave., Suite A, Waco, Texas 76710 and it also utilizes Esesis's executive offices in Centennial, Colorado from which it conducts its Colorado operations.

     The following information is intended to highlight developments in our operations, to present our results of operations, to identify key trends affecting our businesses and to identify other factors affecting our results of operations for the periods indicated.


Results of Operations


Results of Operations for the Period from July 5, 2002 (Inception) through June 30, 2003

     We were dormant from our inception in July 2002 through November 2002. We commenced business operations in November 2002 and for our initial fiscal year ended June 30, 2003 (actually the period from July 5, 2002 through June 30,
2003), we recorded revenues of $459,819. Our first six months of operations consisted of organizational activities including, developing a marketing strategy and raising debt and equity capital (discussed in more detail below). Accordingly, our revenues were primarily generated during the first six months of calendar year 2003. These revenues during this period met our initial targeted revenues from operations at this early stage of our development and were primarily the result of the market developing along the lines anticipated in our business model.



     During the period from July 5, 2002 through June 30, 2003, our operating expenses were $441,593, including $433,522 in general and administrative expense,.with the major components of which were compensation related costs, laboratory fees and testing supplies. We spent the nominal sum of $8,071 on sales and marketing during this period. We were able to prevent an increase in operating expenses during the nine months ended March 31, 2004, partly due to a quick response to changing market conditions and decreasing sales and marketing efforts. Our reduced sales and marketing effort was the direct result of management's decision to focus on existing customer relationships. We also felt this increased customer focus would enhance our ability to monitor and ultimately collect our receivables.



     As a result of the above circumstances, we generated net income of $14,455 during our fiscal year ended June 30, 2003 (less than $.01 per share).


Comparison of Results of Operations for the Nine Months Ended March 31, 2004 and 2003


     Revenues for the nine months ended March 31, 2004, were $467,370, compared to $311,396 for the nine month period ended March 31, 2003, a decrease of $155,974. This decrease was primarily as a result of the fact that we did not begin generating revenues during the nine month period ended March 31, 2003, until December 2003. During the nine month period ended March 31, 2004, we incurred expenses of $423,189, of which $211,754 were directly related to payroll, payroll taxes and contractor expense. During the nine month period ended March 31, 2003, we incurred expenses of $256,494, which included $129,515 in payroll, payroll taxes and contractor expenses. Additional material expenses during the nine month period ended March 31, 2004 included $70,848 in laboratory expenses, which are paid to outside labs who test various samples we obtain from clients. We believe these lab expenses were excessive and in response, we conducted interviews with other available labs and as a result, we now have a working relationship with a new, more cost effective lab to handle our testing.

     We incurred nominal sales and marketing expense during this period, as we had sufficient business to keep our staff busy during this time and we were concentrating on paying our bills rather than expanding our business. We believe revenues were lower than management's expectations during this period due to the loss of asbestos remediation projects that were either postponed or canceled by customers during this period. We were not advised as to the reasons for such action and have no reason to believe it had anything to do with us.
Subsequently, over half of those clients who postponed their projects have advised us they wished for us to proceed. Based upon a review of our existing current customer projects, we do not expect the trend of declining revenues to continue. As of the date of this Prospectus, we have approximately $150,000 of existing backlog, which projects are expected to be completed by the end of calendar year 2004.

     As a result, we generated net income of $41,610 during the nine month period ended March 31, 2004, (less than $.01 per share), compared to net income of $54,902 for the nine month period ended March 31, 2003, a difference of $13,292. Because our operations did not commence until December 2002, we believe that a comparison of these periods should not be considered as material as future periods may be, as a result of the fact that expenses were incurred during the nine months ended March 31, 2004 which were not incurred during the similar period in 2003, including materials and supplies which were not immediately required in the early part of 2003.

Comparison of Results of Operations for the Three Months Ended March 31, 2004 and 2003



     During the three month period ended March 31, 2004, we generated revenues of $136,367. Revenues during the similar period in 2003 were relatively consistent to those in 2004, as we generated revenues of $133, 921 during 2003, a difference of $2,699 (2%). We believe that our revenues remained consistent due to the fact that we did not commence a significant additional sales and marketing effort during 2004. We further believe that this consistent flow of revenues without being supplemented with a sales and marketing effort further establishes the viability of our business plan, as we were able to maintain business without these efforts.

     Costs and expenses were $133,023 during the three month period ended March 31, 2004, compared to $146,726 during the comparable period in 2003, a decrease of $13,704 (9.3%). This decrease was attributable to increased contract labor and services incurred during 2003 and increased legal expenses relating to start-up costs incurred in 2003. Correspondingly, we incurred a significant increase in laboratory expense during 2004. In response, we have subsequently changed the lab we had been using and are currently using a more cost effective lab who performs the same services.

     As a result, we generated net income of $3,596 during the three month period ended March 31, 2004, (less than $.01 per share), compared to a net loss of $12,807 during the three month period ended March 31, 2003, a difference of $16,403.


Liquidity and Capital Resources


     As of August 31, 2004, we had approximately $40,000 in cash.

     At March 31, 2004, we had accounts receivable in the amount of $146,244, compared to $63,667 at March 31, 2003. We believe that the discrepancy between the two periods is as a result of the growth of our business operations from the time we originally commenced operations, as we commenced our business in November 2002. Additionally, one project accounted for $60,000 of these receivables for the 2004 period. While no assurances can be provided, we expect that the amount of our accounts receivable will vary from period to period, depending upon the number and size of the projects we take on during the relevant time period.

     We believe that we have achieved a major milestone of generating revenues and corresponding profits from our operations and it is our goal to increase revenues within the next twelve months through increased marketing efforts, with the expectation that the same will result in new customers for our environmental inspection and consulting services. We anticipate that the funding for these marketing efforts will be provided through revenue currently being generated from our operations and supplemented when necessary from our available lines of credit. We further believe that our future capital requirements will be met by our generating continued profits from our operations, which depend on the market acceptance of our services and our ability to successfully market our services through our in-house sales efforts. However, our ability to finance our operations in this manner, including our costs of operations and funding new promotion activities, may be dependent upon factors that are not within our control, including regulatory changes, changes in technology, and increased competition. Due to the uncertainty of these factors, actual revenue and costs may vary from expected amounts, possibly to a material degree, and such variations could affect our future funding requirements. Additional financing may be required in response to changing conditions within the industry or unanticipated competitive pressures. We have no arrangement with any party to provide us with additional debt or equity capital should the need arise in the future and we can make no assurances that we would be successful in raising additional capital, if needed, on favorable terms or at all. In addition, the growth of our business may require additional capital expenditures, working capital and debt service. As of the date of this prospectus, we do not intend to raise any additional funds or to expand our operations beyond our current Colorado and Texas markets. We will continue to focus on increasing revenues from our continued marketing efforts and maintaining low general and administrative overhead.



     Other than as disclosed under "Use of Proceeds," it is not anticipated that there will be any significant capital expenditures in the next twelve (12) months to acquire equipment or other fixed assets. Our President and Treasurer, Mark Hogan, and Secretary, Gary Griffin, do not receive any compensation for their services. As of the date of this Prospectus we currently have ten (10) employees and seven (7) independent contractors. We intend to hire additional employees and contractors if demand for our services increases.

     We estimate our cash requirements for the next twelve (12) months will be approximately $1,000,000. This includes $500,000 for salaries for Esesis Environmental, $100,000 for environmental inspection licensing and employee training and $400,000 for working capital and administrative expenses. We expect that these expenses will be derived from our income from operations, our unused existing lines of credit and the proceeds from this offering. We have previously paid the expenses related to this offering through cash flow from our current operations and expect to be able to pay any future expenses of this offering from such cash flow as well. If revenues slow (which is not expected), we believe that a portion of our corresponding expenses will also decrease, as we expect to decrease lab testing, as well as contractor expense. However, if revenues do decrease, our net income will also be expected to decrease correspondingly.

     We have also established two revolving lines of credit, a $100,000 line with Insurenational, A.V.V., a Dublin, Ireland based reinsurance company, which is also one of our minority shareholders and a $25,000 line of credit with First American State Bank in Denver. The $100,000 line of credit bears interest at prime plus 3% and renews annually on July 1st at the lender's option. As of August 31, 2004, this entire balance is available to us. The $25,000 line of credit bears interest at 6.5% and matures November 3, 2004. As of August 31, 2004, we have utilized this entire line of credit. These funds were used to fund our general working capital needs, including office equipment and supplies, salaries and rent.

     In addition, as disclosed in Note 3 to the financial statements, we are obligated to pay the principal sum of $110,700 to Charles Thorn, a current employee, pursuant to four (4) separate demand promissory notes. These notes were issued in exchange for our purchase of certain laboratory equipment and property. The notes are unsecured and bear interest at three percent (3%) per annum, with interest payable quarterly and the remaining principal and interest due beginning in January through May 2006. As of August 31, 2004, we are current on all of our interest payment obligations on these notes.





Trends

     As we approach the next fiscal year, we believe the most significant variable affecting our ability to generate revenues and achieve profitability will be the market acceptance of our services and our ability to market our services effectively to new clients and increase our marketing efforts. In this regard, we are continuing to identify and hire qualified individuals on an as needed basis. We are also trying to minimize turnover of our current employees during this period of initial operations.

     With the expectation that the governmental entities on the Federal and State levels will continue to require higher degrees of regulation compliance in managing the risks associated with hazardous materials such as asbestos, molds and lead based paint, our industry should continue to experience expansion in demand for our services. Having operated since our inception at a profit and while no assurances can be provided, we believe that our ability to continue to generate profits from our operations will continue.

     The environmental inspection and consulting industry is highly competitive and includes both small firms and large diversified firms which have the financial, technical and marketing capabilities to compete on a national level. The industry is not dominated by any one firm. We hope to compete on the basis of competitive pricing, as well as developing a reputation for quality and safety. We also plan to continue to target clients in rural areas where we believe our competition is not positioned to give local service. From our cash flow, we intend to institute a marketing program that will target governmental units that are not easily serviced by companies who office in the major metropolitan areas. This will include direct mailings, telephone solicitation and sales calls by our staff.

Inflation



     Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during our fiscal year ended June 30, 2003, or the nine month period ended March 31, 2004.

                                    BUSINESS


Background

     Esesis, Inc., incorporated on July 5, 2002, is a Colorado corporation, which, through its wholly owned operating subsidiary, Esesis Environmental, Corp., provides environmental inspection and consulting services related to the abatement, remediation, and maintenance of asbestos, lead paint, and toxic mold contamination. Esesis Environmental was incorporated in Texas on July 10, 2002 and began environmental inspection and consulting operations in November of 2002. Our services are offered in Texas and Colorado through our subsidiary's offices in Waco, Texas and Centennial, Colorado. As we focus on our operations in Texas and Colorado and pursuant to a board of director resolution, we will not seek any business combination, merger, consolidation or other form of reorganization with another entity for at least twelve (12) months from the effective date of this registration statement.

     We provide our services to both private sector clients and governmental entities and derive our revenues from inspection and consulting services. We are hired by building owners, property management firms, insurance adjustors and individuals to identify asbestos, lead paint, or mold contamination or hazards. Our consulting services develop remediation plans for identified hazards and provide ongoing inspections to insure proper hazardous material handling during renovation projects.

     Esesis's principal executive offices are located at 7345 E. Peakview Ave., Centennial, Colorado 80111. Our Centennial office is used for administrative purposes and is also used as the operating office for Esesis Environmental's initial Colorado operations. Esesis Environmental's also maintains an office located at 5601 Edmond Ave., Suite A, Waco, Texas 76710 through which it conducts its Texas inspection and consulting activities.

Market Overview and Our Services

Asbestos Consulting

     The asbestos consulting industry developed due to increased public awareness in the early 1970's of the health risks associated with asbestos, which was extensively used in building construction. Asbestos, which is a fibrous mineral found in rock formations throughout the world, was used extensively in a wide variety of construction-related products as a fire retardant and insulating material in residential, commercial and industrial properties. During the period from approximately 1910 to 1978, asbestos was commonly used as a construction material in structural steel fireproofing, as thermal insulation on pipes and mechanical equipment and as an acoustical insulation material. Asbestos was also used as a component in a variety of building materials (such as plaster, drywall, mortar and building block) and in caulking, tile adhesives, paint, roofing felts, floor tile and other surfacing materials.

     In the early 1970's, it became publicly recognized that inhalation or ingestion of asbestos fibers was a direct cause of certain diseases, including asbestosis (a debilitating pulmonary disease), lung cancer, mesothelioma (a cancer of the abdominal and lung lining) and other diseases. In particular, friable asbestos-containing materials ("ACM") were designated as a potential health hazard because these materials can produce microscopic fibers and become airborne when disturbed.

     The Environmental Protection Agency (the "EPA") first banned the use of asbestos as a construction material in 1978 and the federal government subsequently banned the use of asbestos in other building materials as well. Most structures built before 1978 contain ACM in some form. Undated information posted on the EPA's website states that the EPA estimates that there are asbestos containing materials in most of the nation's approximately 107,000 primary and secondary schools and 733,000 public and commercial buildings.

     The asbestos consulting industry grew rapidly in the 1980's due to increasing public awareness and concern over health hazards associated with ACM, legislative action mandating safety standards and requiring abatement in certain circumstances, and economic pressures on building owners seeking to satisfy the requirements of financial institutions, insurers and tenants. During the last ten years the industry has remained stable with revenues tracking the general economic cycle.

     Esesis hopes to maintain expertise in all types of asbestos consulting including removal and disposal, enclosure and encapsulation. Our asbestos inspection and consulting work is completed in accordance with EPA, OSHA, state and local regulations governing asbestos abatement operations, disposal and air monitoring requirements. To date, our revenue has come from performing asbestos inspections and consulting for buildings being renovated. Specifically, the state of Texas requires a Texas Department of Health licensed asbestos inspector to conduct an asbestos inspection prior to a building permit being issued for any renovation or demolition of any facility that is not a residence less than a four-plex. Contractors, building owners and property management firms are levied significant fines for non-compliance for asbestos. For example, the fine for conducting renovation or demolition activities without an asbestos inspection is $10,000. Furthermore, our research indicates that asbestos inspections consistently discover asbestos present in buildings built prior to the mid 1980's, which may create an additional income stream for Esesis because the Texas Department of Health requires project design and specifications be detailed in a project plan prior to renovation work being started, and project management and air monitoring during the renovation project. Esesis provides these services to our clients as well.

Lead

     During the 1990's an increasing awareness of the dangers associated with lead developed. While lead poisoning takes many forms, the most serious and troubling in the United States is the danger posed to children and infants from the ingestion of lead, primarily in the form of paint chips containing lead. Ingestion of lead has been proven to reduce mental capacities and is especially detrimental to children in the early stages of development.

     The low income and public housing markets, and the public school markets, due to the age of the structures, contain a significant amount of lead paint that is flaking and peeling. In response to this problem many municipal and state governments have developed programs to remediate the structures. For example, the Department of Housing and Urban Development ("HUD") has designated residences (single or multifamily) constructed prior to 1978 as "Target Housing," which must have a lead paint inspection and risk assessment of their properties in the near future.

     Esesis is capitalizing on the increasing awareness and regulations surrounding lead paint contamination on older buildings by providing the initial inspection requisite to properly identify lead paint. We own a SciTech Map4XRF, a piece of specialized equipment for lead testing which is capable of quickly and cost effectively testing for lead. We purchased by way of a note payable, the Map4XRF for $28,500 from Charles Thorn, an employee of our Waco office. The Map4XRF is manufactured by SciTech and enables us to conduct lead based paint inspections on-site without having to collect bulk samples and forward them to testing laboratories for analysis. Furthermore, this equipment alleviates the need to damage walls to take samples and eliminates the cost of repairing such damage. This equipment also allows for the collection of samples in the amounts specified by HUD.

Indoor Air Quality / Microbial Remediation

     Health professionals have been aware of the deleterious effects of certain types of molds for decades but the issue has gained increased public awareness in recent years. Esesis's current focus is on toxic mold inspection in both commercial and residential structures. Our services include the identification and development of remediation plans, detailing methods and performing microbial (mold, fungus, etc.) abatement in commercial, residential, educational, medical and industrial facilities.

     We believe that the increase in awareness and concern over toxic mold because of the health implications of toxic mold contaminations in buildings will drive rapidly increasing demand for mold and air quality testing services. With the current state of the indoor air quality industry, it is likely that this field will be litigation driven, similar to asbestos in prior years, as building owners may be exposed to liability if they ignore indoor air concerns. Furthermore, this is an important area of interest to Esesis, as contractors on mold remediation projects on buildings built prior to 1980 must assume items such as wall textures, thermal system insulation and floor tile with related mastics contain asbestos unless inspection is conducted to refute this assumption. Esesis believes it can garner asbestos testing service revenue through relationships with mold and asbestos remediation contractors. To conduct a mold inspection in a public, commercial or industrial facility the inspector is required to have appropriate asbestos inspector training and/or licensing.

Target Market

     Esesis is focusing on Texas as a growing market for its services because Texas has been one of the most aggressive states in terms of requiring asbestos and lead inspections prior to renovation projects. In addition, we have recently begun conducting inspection and consulting operations in Colorado, through our office in Centennial, Colorado. While Colorado has not been as aggressive as Texas in terms of requiring asbestos and lead inspections prior to renovation projects, we felt Colorado provides an additional market we could serve with minimal additional costs because our corporate headquarters are already located in that state.

     We believe market demand for our services is directly correlated to the level of renovations occurring on older buildings in the geographic region we serve. In Texas, all renovations and demolitions of public, commercial and industrial facilities require an asbestos inspection prior to any manipulation of building materials. Most other states have similar requirements. While the economy in general has exhibited poor performance, real estate and construction markets have shown resilience with the aid of record low interest rates and stable real estate values. We believe that these factors, coupled with the regulatory environment for environmental issues, will contribute to renovation levels that will drive demand for Esesis's services for the foreseeable future.

     We work with and market to asbestos, lead paint and mold remediation firms, real estate firms, property management firms, architects, building owners, schools and governments. Since inception, no customer has accounted for over ten percent (10%) of our revenue, and as a result, we do not believe that the loss of any one of our current contracts should not have a significant impact on our operations.

     As of the date of this Prospectus, approximately 85% of our revenue has been derived related to the abatement, remediation, and maintenance of asbestos, 10% derived from the abatement, remediation, and maintenance of toxic mold contamination and 5% to the abatement, remediation, and maintenance of lead.

Operations

     We provide services on a project-by-project basis. Each project is competitively bid and individually negotiated with the owner of the building or the project manager. The majority of our contracts are on a fixed price basis and the length of the contracts are typically one to five days; however, larger projects often require thirty to sixty days or longer to complete.

     We closely monitor projects by assigning responsibility for each contract to a project manager and/or air-monitoring technician, who coordinates the project until its completion. All personnel conducting asbestos or lead related activities are appropriately trained and licensed. The contracted work is performed by a qualified labor force in accordance with regulatory requirements and contract specifications, which describe worker safety and protection procedures, air monitoring protocols and abatement methods.

     As described elsewhere, our operations are currently limited to Texas and Colorado. Regional marketing and project operations are performed by members of senior management. Since we are able to perform work throughout the year, the business is not considered seasonal in nature. However, it is affected by the timing of contracts.

     Operations are managed with a focus on keeping staffing levels at a minimum while providing quality service. To accomplish this, we cross train personnel to be qualified and appropriately licensed in asbestos inspection, asbestos project management, asbestos air monitoring, lead paint inspection and air quality inspection. This cross training allows us to keep our operations and scheduling flexible, and to use personnel in areas of strength. Furthermore, overhead expenses are limited because we do not require a high visibility or walk-in business location and office space can be located in less expensive industrial office parks.

Licenses

     Esesis Environmental is licensed and/or certified in both Texas and Colorado to conduct inspection and consulting services in those states. In addition, certain management and staff members are licensed and/or certified by various governmental agencies and professional organizations in both Texas and Colorado. The following table sets forth the various licenses currently held by Esesis Environmental and/or its employees:


                               Company/              Annual    Initial  Juris-
 Service      License         Individual   Status     Cost      Cost   diction
 -------      -------         ----------   ------    ----       ----   -------

Asbestos Texas Department of   Company    Active     $200        $200   Texas
         Health Asbestos
         Consultant Agency

Asbestos Texas Department of   Individual 1 licensed $1,000      $3,150 Texas
         Health Individual                employee
         Asbestos Consultant

Asbestos Texas Department of   Company    Active     $1,900      $1,900 Texas
         Health Asbestos
         Laboratory

Asbestos Texas/Colorado        Individual 7 licensed $270(Texas) $475   Texas
         Department of Health             employees  /$175              And
         Asbestos Inspector               (Texas)/3  (Colorado)         Colorado
                                          licensed
                                          employees
                                          (Colorado)

                               Company/              Annual    Initial  Juris-
 Service      License         Individual   Status     Cost      Cost   diction
 -------      -------         ----------   ------    ----       ----   -------

Asbestos Texas/Colorado        Individual 5 licensed $440(Texas) $675   Texas
         Department of Health             employees  /$175              And
         Asbestos Project                 (Texas)/   (Colorado)         Colorado
         Manager                          2 licensed
                                          employees
                                          (Colorado)

Asbestos Texas Department of   Individual 5 licensed  $260       $1,225 Texas
         Health Asbestos Air              employees
         Monitoring Technician

Lead     Texas Department of   Company    Active      $500       $500   Texas
         Health Lead Agency
         License

Lead     Texas Department of   Individual 1 licensed  $200       $475   Texas
         Health Lead Inspector            employee
         License

Lead     Texas Department of   Individual 1 licensed  $300       $275   Texas
         Health Lead Risk                 employee
         Assessor License



Insurance

     Esesis Environmental maintains insurance coverage for general liability, professional and pollution liability, automobile liability and microbial contaminant consulting liability through American Safety Casualty Insurance. The policy, which provides a $1,000,000 limit per claim and in the aggregate, insures against both property damage and bodily injury arising from the contracting activities of our subsidiary. The policy is written on an "occurrence" basis, which provides coverage for insured risks that occur during the policy period, irrespective of when a claim is made. Esesis is named as an additional insured on the policy. In addition, Esesis Environmental maintains work compensation and employer liability insurance coverage through Texas Mutual Insurance Co.

Competitive Conditions



     The environmental inspection and consulting industry is highly competitive and includes both small firms and large diversified firms which have the financial, technical and marketing capabilities to compete on a national level. The industry is not dominated by any one firm. Our business plan provides for us to target clients in rural areas where we deem competition as not as great. We are aware of only two (2) competitors within 75 miles of our Waco, Texas office. Of the approximately 250 competitors based in the State of Texas, approximately 85% are located in the Dallas-Ft. Worth, Houston and San Antonio metropolitan areas. We believe that it is not cost effective for those metropolitan based competitors to offer their services in most of the rural areas where we concentrate our marketing and sales operations. We compete on the basis of competitive pricing, a reputation for quality and safety and the ability to obtain the appropriate level of insurance. However, we are and will continue to be an insignificant participant in the environmental inspection and consulting industry. A large number of established and well-financed entities are active in our industry. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than ours and, consequently, we are and will continue to be at a competitive disadvantage in the foreseeable future.

Government Regulations

     Numerous regulations at the federal, state and local levels impact the environmental industry, including the EPA's Clean Air Act and Occupational Safety and Health Administration ("OSHA") requirements. As outlined below, these agencies have mandated procedures for monitoring and handling asbestos and lead containing material during abatement projects and the transportation and disposal of ACM and lead following removal.

     Current EPA regulations establish procedures for controlling the emission of asbestos fibers into the environment during removal, transportation or disposal of ACM. The EPA also has notification requirements before removal operations can begin. Many state authorities and local jurisdictions have implemented similar programs governing removal, handling and disposal of ACM.

     The health and safety of personnel involved in the removal of asbestos and lead are protected by OSHA regulations which specify allowable airborne exposure standards for asbestos workers and allowable blood levels for lead workers, engineering controls, work area practices, supervision, training, medical surveillance and decontamination practices for worker protection.

     We believe that our operations are conducted in compliance with all of the federal, state and local statutes and regulations that affect our inspection and consulting operations. The primary costs to Esesis for complying with environmental laws and regulations relate to insurance premiums for adequate environmental coverage and the costs involved in obtaining the required licenses for the conduct of our business. The premiums paid on environmental insurance coverage are approximately 2% of our gross revenues on an annualized basis. Licensing costs are more fully set forth in the table above under "Licenses."

Employees

     Esesis does not have any employees and its President, Mark Hogan, and Secretary, Gary Griffin, do not receive any compensation for their services. Mr. Hogan also serves as the President and Treasurer of Esesis Environmental, and Gary Griffin serves as Secretary. Mr. Hogan and Mr. Griffin are also the only directors of Esesis Environmental. As of July 1, 2004, Esesis Environmental employs fifteen (15) people consisting of senior management and staff at its offices in Waco, Texas and Centennial, Colorado. Ten (10) are employed in our Texas office (7 full-time and 3 part-time) and five (5) are employed in our Colorado office (all part-time). The employees include accounting, administrative, sales and clerical personnel as well as project managers and field supervisors. Esesis Environmental also uses contractors for field operations based upon specific projects. Independent contractors who provide services may be represented by a number of different unions. We consider our employee labor relations to be good.

     Neither Mr. Hogan nor Mr. Griffin had any prior business experience in environmental inspection and consulting industry prior to founding Esesis in 2002. While gaining industry experience, Mr. Hogan and Mr. Griffin rely primarily on the industry experience of Charles Thorn, a key employee of Esesis Environmental, who has been working in the industry since 1988 as an independent consultant. Mr. Thorn is the brother-in-law of Mr. Griffin and is employed pursuant to an employment agreement as set forth on page 30 of the prospectus. No other agreement or arrangement exists between Mr. Thorn and Esesis or its management that is not disclosed in this prospectus.

Property

     Our headquarters are located at 7345 E. Peakview Avenue, Centennial, Colorado 80111. This space consists of approximately 800 square feet of office space. We use the office space pursuant to a verbal agreement with Secured Structures Settlement Corp., where we pay $200 a month in rent on a month-to-month basis. Secured Structures Settlement Corp. is owned by Marshall Griffin and Terry Whiteside, both beneficial owners of our common stock. We believe our lease is on terms competitive with similar offices in the area. Esesis Environmental maintains its executive offices at 5601 Edmond Avenue, Suite A, Waco, Texas 76710. Esesis Environmental leases approximately 800 square feet of office space from an unaffiliated party pursuant to a verbal agreement for $300 per month, on a month-to-month basis. As disclosed elsewhere, Esesis Environmental also uses our Colorado offices for the conduct of its Colorado operations.

                                   MANAGEMENT

Executive Officers, Directors and Key Personnel

     The following table sets forth information regarding our executive officers and directors as well as other key employees:

        Name                 Age      Position

        Mark E. Hogan        62       President, Treasurer and a Director
        Gary Griffin         62       Secretary, Manager of Esesis Environmental
                                        and a Director
        Robert D. Wunder     53       Director
        Charles Thorn        64       Key Employee of Esesis Environmental

     Our articles of incorporation and bylaws provide that the number of members of our board of directors shall be not less than one (1) and not more than nine
(9) members. Our current number of directors is three (3). Directors are elected by the shareholders at the annual meeting and serve until their successors are duly elected and qualified. Directors are elected for a term of one (1) year. All of the officers of Esesis serve at the discretion of our board of directors.

     The following is a biographical summary of the business experience of our directors, executive officers and key employee:

     Mark Hogan has served as President, Treasurer and a director of Esesis since July 2002. He is responsible for strategic planning and administrative operations. Mr. Hogan was Executive Vice President and a Director of Byerly & Company, an employee benefit consulting firm from 1977 to 1997. His duties included the direction of administrative operations, strategic planning and consulting. From 1997 to 2002, Mr. Hogan was an area Vice President of Gallagher Byerly, Inc., an employee benefit consulting firm and the successor firm to Byerly & Company. His primary role was project management and strategic planning. In addition, he maintained select clients for employee benefit consulting. Mr. Hogan retired from Gallagher Byerly in 2002, however he is periodically retained by the company to conduct operational audits with the company's branch offices around the United States. He maintains the designation of a Certified Employee Benefit Specialist ("CEBS"). Mr. Hogan is a Trustee and a member of the executive committee for Kids in Need of Dentistry, a non-profit organization providing free dental care to children of financially disadvantaged families. He devotes approximately ten (10) hours per week to Esesis.

     Gary Griffin has served as Secretary, the manager of Esesis Environmental's Texas and Colorado operations, and a director since October 2003. He is also our founder and assisted us in our formation, organizing our business structure and developing our business plan. In his capacity as manager of Esesis Environmental, he is responsible for the day-to-day operations, including bidding and negotiating contracts. Since April 1988, Mr. Griffin has served as the President of Consultant Group, Inc., Englewood, Colorado, a corporation solely-owned by him, which provides advice on corporate restructuring to private and public corporations operating in the United States, the United Kingdom and France. From January 1992 to November 1994, Mr. Griffin was the President of Beneficial Capital Financial Services, Inc., a financial consulting firm. He served as the Treasurer and Chairman of the Board of Directors of Resource Finance Group, Ltd. ("RFG"), a public Colorado corporation engaged in the business of providing operators of metal mines in selected developing countries with mining and processing equipment and training in exchange for a revenue interest in the mines, from August 1991 until RFG merged, in April 1993, with Onyx Systems, Ltd. He received a Bachelor of Business Administration from the University of Texas in 1964 and a Master's degree in business administration from North Texas State University in 1965. Mr. Griffin devotes approximately ten (10) hours per week to Esesis.

     Robert Wunder has served as a director of Esesis since July 2002 and served as our Secretary from July 2002 to October 2003. From 1999 to 2002, Mr. Wunder was Vice President of Venture Vision Corp., a venture capital company located in Greenwood Village, Colorado. In this capacity, Mr. Wunder assisted in locating, evaluating and promoting mining properties located in Mexico, Zimbabwe and Chile. From 1996 to 1998, Mr. Wunder was the Sr. Vice President of Project Development for Echo Bay Mines Ltd., a gold mining company with headquarters in Greenwood Village, Colorado. At Echo, Mr. Wunder managed all requirements for project feasibility and construction. Mr. Wunder is also a partner in Spectrum Galleries Fine Art, a fine art gallery in Folsom, California that he established in 1998. Mr. Wunder received a B.S. in Engineering from the Colorado School of Mines in 1972 and an M.B.A. from the University of Utah in 1980. He devotes approximately two (2) hours per week to Esesis and is not active in the day-to-day operations of Esesis or Esesis Environmental.

     Charles Thorn served as manager of Esesis Environmental, Corp. from October 2002 to October 2003 and is currently a key employee of Esesis Environmental. Mr. Thorn assists the manager of Esesis Environmental, Gary Griffin, in the day-to-day operations of Esesis Environmental, including the bidding and negotiation of contracts. Mr. Thorn has been working in the environmental consulting industry in Texas since 1988 as an independent contractor. From 1988 to 1990, he specialized in Asbestos Hazard Emergency Response Act ("AHERA") compliance for schools. Since 1990, he has gained experience in asbestos, lead paint and toxic mold testing and consulting. Mr. Thorn is licensed or certified by the Texas Department of Health as an Individual Asbestos Consultant, Asbestos Air Monitor, Asbestos Management Planner, Lead Risk Assessment, Asbestos Supervisor, Asbestos Contractor, Asbestos Project Designer and ASTM Site
Assessment. Mr. Thorn also has specific expertise in compliance with Texas Department of Health and Environmental Protection Agency regulations concerning asbestos in public buildings and AHERA compliance. Mr. Thorn works full-time for Esesis Environmental and devotes approximately forty-five (45) hours per week to the business.

Board Committees

     We do not currently have any committees of the board of directors.

Prior Blank Check Company Experience of Officers, Directors, and Principal Shareholders

Officers and Directors

     Mark Hogan, our President and a director, and Robert Wunder, a director, do not have any blank check company experience. The blank check company experience of our other officer and director, and of our principal shareholders, is set forth below.

     Gary Griffin, our Secretary and a director, is the former president and director of Beneficial Capital Financial Services, Inc. (SEC File No. 000-23726). Mr. Griffin was the President and a director of Beneficial from 1992 to 1994. Beneficial filed a registration statement on Form 10-SB in 1994. On November 3, 1994, Beneficial merged with Golden Eagle International, Inc., and in connection with the merger, Mr. Griffin's wife, Terry Whiteside, sold her 346,666 shares of common stock of Beneficial for approximately $30,000. Ms. Whiteside's securities transactions are more fully set forth below. In connection with and as a condition of the merger agreement, Mr. Griffin resigned as President and director and personally received no consideration. Golden Eagle is current with its filings pursuant to the Securities Exchange Act of 1934 and currently trades on the OTCBB under the symbol MYNG.OB. As of January 14, 2004, the high and low sales price for the common stock was $0.22 and $0.20, respectively. In addition, as more fully set forth below under Terry Whiteside, Mr. Griffin may be deemed to be a former shareholder of International Capital Funding, Inc. (SEC

File No. 000-23391) by virtue of his wife's former ownership of common stock in that company, although Mr. Griffin disclaimed such ownership.

Principal Shareholders

     Marshall Griffin, a former director and a current principal shareholder, was a former shareholder of International Capital Funding, Inc. (SEC File No. 000-23391). International Capital filed a registration statement on Form 10-SB in 1997. On August 27, 1999, International Capital merged with XML Global Technologies, Inc. As a shareholder, Mr. Griffin did not exercise any control or engage in any policy-making decisions in connection with the operations of International Capital or its merger with XML. Mr. Griffin owned 50,000 shares of common stock of International Capital, which he acquired for $500 and were subsequently increased to 500,000 shares of common stock in connection with a 10-for-1 forward stock split that was approved in connection with the merger. Subsequent to the merger, Mr. Griffin sold his shares of common stock for approximately $1,200. XML is current with its filings pursuant to the Securities Exchange Act of 1934 and currently trades on the OTCBB under the symbol XMLG.OB. As of January 14, 2004, the high and low sales price for the common stock was $0.185 and $0.015, respectively.

     Terry Whiteside, a principal shareholder and the wife of Gary Griffin, our secretary and president, was a former shareholder of Beneficial Capital
Financial Services, Inc. (SEC File No. 000-23726). As described above, Beneficial filed a registration statement on Form 10-SB in 1994. On November 3, 1994, Beneficial merged with Golden Eagle International, Inc. As a shareholder, Ms. Whiteside did not exercise any control or engage in any policy-making decisions in connection with the operations of Beneficial or its merger with Golden Eagle. However, her husband, Gary Griffin, was the President and a director of Beneficial. Ms. Whiteside owned 346,666 shares of common stock of Beneficial, which she acquired for approximately $15,000. Subsequent to the merger, Ms. Whiteside sold her shares of common stock for approximately $30,000. Golden Eagle is current with its filings pursuant to the Securities Exchange Act of 1934 and currently trades on the OTCBB under the symbol MYNG.OB. As of
January 14, 2004, the high and low sales price for the common stock was $0.22 and $0.20, respectively. In addition, Ms. Whiteside is a former shareholder of International Capital Funding, Inc. (SEC File No. 000-23391). International Capital filed a registration statement on Form 10-SB in 1997. On August 27, 1999, International Capital merged with XML Global Technologies, Inc. As a shareholder, Ms. Whiteside did not exercise any control or engage in any policy-making decisions in connection with the operations of International Capital or its merger with XML. Ms. Whiteside owned 50,000 shares of common stock of International Capital, which she acquired for $500 and were subsequently increased to 500,000 shares of common stock in connection with a 10-for-1 forward stock split that was approved in connection with the merger. Subsequent to the merger, Ms. Whiteside sold her shares of common stock for approximately $2,000. XML is current with its filings pursuant to the Securities Exchange Act of 1934 and currently trades on the OTCBB under the symbol XMLG.OB. As of January 14, 2004, the high and low sales price for the common stock was $0.185 and $0.015, respectively.

Indemnification of Directors and Executive Officers and Limitation of Liability

     Our articles of incorporation provide for us to indemnify any director against any liability asserted against or incurred by such director in such capacity or arising out of the status as a director to the maximum extent permitted by law. We will pay for or reimburse the reasonable expenses (including attorney's fees) incurred by a director who is a party to a proceeding in advance of final disposition to the maximum extent permitted by law. We will indemnify and advance expenses to any officer, employee or agent who is not a director as may be authorized by the board of directors or when required by applicable law.

     At present, there is no pending or threatened litigation or proceeding involving any director or officer, employee or agent of ours where such indemnification will be required or permitted.

Family Relationships

     There is no family relationship between any director or executive officer of Esesis and any other director or executive officer of Esesis. However, a key employee of Esesis Environmental, Charles Thorn, is the brother-in-law of Gary Griffin, our Secretary and a director.


                             EXECUTIVE COMPENSATION

Compensation of Officers

     Mark Hogan, our President, does not currently receive any salary or other form of compensation from Esesis and devotes only part-time to our business. In addition, Gary Griffin, the manager of Esesis Environmental, does not receive any salary or other form of compensation from us and also devotes only part-time to our business. Esesis Environmental's key employee, Charles Thorn, receives a salary of $60,000 per year as disclosed below under "Employment Agreements." No employees of Esesis Environmental receive an annual salary and bonus that exceeds $100,000.

Compensation of Directors

     Our directors do not currently and have never received any compensation for serving as directors. However, we expect to adopt a plan of reasonable compensation for our directors. We intend to reimburse all of our non-employee directors for all direct expenses incurred by them in attending a board of director meeting and any committee meeting on which they serve.

Employment Agreements

     We currently do not have any employment agreements with any of our executive officers and to date, no executive officer has received any compensation from Esesis. However, Charles Thorn, a key employee of Esesis Environmental, has an employment agreement with Esesis Environmental. He receives a salary of $60,000 per year, plus a $700 per month car allowance and other benefits and bonuses to be determined by Esesis Environmental. The agreement is for an indefinite term and may be terminated by either party upon ninety (90) days notice.

Stock Options

     We have no stock option plan and no officers or directors have received any options to purchase our common stock as part of their executive compensation. However, certain officers and directors purchased shares of common stock and warrants/options to purchase common stock pursuant to a private placement in August 2002. The common stock and warrants/options were purchased on the same terms as offered to all other purchasers in the private placement. The warrants/options were exercisable until November 11, 2003 at an exercise price of $.25 per share. The warrants/options were not exercised and expired by their terms on November 11, 2003.

                             PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

     The following table specifies the amount of our shares of $.0001 par value common stock that each beneficial owner of 5% or more of our common stock holds:

                                Number of Shares         Percentage of Common
Name of Beneficial Owner      Beneficially Owned(1)        Stock Outstanding
------------------------      ---------------------        -----------------

Marshall Griffin(2)                 5,000,000                     24.75%
Terry Whiteside (3)                 2,000,000                      9.90%
------------
The footnotes for this table appear below the next table.

Security Ownership by Management

     The following table specifies the amount of our shares of $.0001 par value common stock that each executive officer and director holds:

                                 Number of Shares        Percentage of Common
Name of Beneficial Owner       Beneficially Owned(1)       Stock Outstanding
------------------------       ---------------------       -----------------

Mark Hogan (4)                         200,000                     *
Gary Griffin(5)                      2,000,000                    9.90%
Robert Wunder (6)                           --                     --
All officers and directors
as a group                           2,200,000                    10.89%
(3  persons)
---------------
*  Less  than  1%

(1) Includes shares of common stock not outstanding, but which are subject to warrants/options exercisable within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding common stock with respect to the holder of such warrants/options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person. There are no warrants/options currently outstanding.

(2) Mr. Griffin is the son of our founder, secretary and director, Gary Griffin. Mr. Griffin's address is 7345 Peakview Ave., Centennial, Colorado 80111.

(3) Mrs. Whiteside is the wife of our founder, secretary and director, Gary Griffin and as such, he may be deemed to be the beneficial owner of all shares owned by her. He disclaims such ownership. Mrs. Whiteside's address is 7345 Peakview Ave., Centennial, Colorado 80111.

(4) Mr. Hogan's address is 7 East Skye Lane, Highlands Ranch, Colorado 80130.

(5) Gary Griffin may be deemed to be the beneficial owner of the 2,000,000 shares of common stock owned by his wife, Terry Whiteside. Mr. Griffin disclaims such ownership. Mr. Griffin's address is 7345 Peakview Ave., Centennial, Colorado 80111.

(6) Mr. Wunder's address is 431 Thorn Apple Way, Castle Rock, Colorado 80108.

Changes in Control

     We are not aware of any arrangements which may result in a change in control of Esesis.

                              CERTAIN TRANSACTIONS

Conflicts Related to Other Business Activities

     As described under "Management," our officers and directors devote a substantial amount of their time to other business ventures and only devote a limited amount of time to the business of Esesis. There may develop conflicts of interest in the future if our officers and directors cannot devote the necessary amount of time to our business as is required. At the present time, no such conflicts exist. Each of our directors and officers has a duty to act in good faith and in a manner he believes to be in the best interest of Esesis.

Related Party Transactions

     We currently have the use of approximately 800 square feet of office space in Centennial, Colorado. This space is used as our corporate headquarters. We pay $200 per month for use of the space pursuant to a verbal agreement with the building owner, Secured Structures Settlement Corp. Marshall Griffin and Terry Whiteside, beneficial owners of our common stock, own Secured Structures Settlement Corp. We believe our lease is on terms competitive with similar offices in the area.


     As disclosed in the Note 3 to our financial statements, we are a debtor on four (4) demand promissory notes payable to Charles Thorn, a current employee of Esesis Environmental and the brother-in-law of Gary Griffin, originally totaling $113,200, of which $110,700 is remaining owed as of March 31, 2004. The notes were issued in exchange for the purchase by us of certain property and equipment owned by Mr. Thorn and necessary to the conduct of our operations. Specifically, we purchased the following items for the purchase prices indicated:


          Equipment                                        Purchase Price
          ---------                                        --------------

          SciTech Map4XRF                                     $28,500

          Mobile trailer                                      $25,500

          Desk, chairs, testing supplies, file cabinets       $50,000

          4 Dell computers, 3 Dell laptops                    $ 9,200

     We negotiated the purchase prices on the above items with Mr. Thorn and issued promissory notes in the amounts indicated as consideration. However, we did not seek an independent appraisal on any of the items purchased and because Mr. Thorn and Mr. Griffin are brothers-in-law, the transactions with Mr. Thorn were not arms length in nature. Management and the board of directors believed the transactions were in our best interest because the purchased equipment was already set-up for the environmental inspection and consulting business and allowed us to begin immediate business operations. The only asset acquired by Mr. Thorn within two years prior to transfer to us was the mobile trailer which he acquired for $37,615.80 and sold to us for $25,500.00 and was evidenced by a promissory note dated May 1, 2003. All the notes, which expire on various dates between January and May 2006, are unsecured, bear interest at 3% per annum and require interest only payments on a quarterly basis.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The articles of incorporation of Esesis eliminate, subject to certain limited exceptions, the personal liability of a director to Esesis or our shareholders for monetary damage for any breach of duty as a director. There is no elimination of liability for (i) any breach of a duty of loyalty, (ii) an act or omission which includes intentional misconduct or knowing violation of law, or (iii) any transaction from which a director derives an improper personal benefit. In addition, if at any time the Colorado law is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Colorado statute require such action.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to officers and directors of Esesis pursuant to the foregoing provisions, Esesis has been told that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.


                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, Esesis expects to have 20,700,000 shares of its common stock outstanding. The 500,000 shares of Esesis common stock purchased in this offering have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act, and may generally be resold without registration under the Securities Act unless they were acquired by directors, executive officers, or other affiliates of Esesis (collectively, "affiliates"). Affiliates of Esesis may generally only resell shares of the common stock publicly without registration under the Securities Act pursuant to the Commission's Rule 144.

     In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) of Esesis may sell shares of common stock within any three-month period in an amount limited to the greater of 1% of the outstanding shares of our common stock (207,000 shares immediately after the completion of this offering) or the average weekly trading volume in our common stock during the four (4) calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about Esesis.


                              PLAN OF DISTRIBUTION

     Esesis is bearing all costs related to the registration of its common shares. At the present time we have no agreement with any underwriter for any type of underwriting of the shares to be offered by Esesis. Instead, Esesis's officers and directors may, but will not be required to sell shares directly to investors or to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as a principal. Our officers and directors are not registered as brokers or dealers under the Exchange Act of 1934. Instead, they will derive the authority to sell our shares to the public under the exemption contained in Rule 3a4-1 of the Exchange Act. Our officers and directors qualify under this exemption because, as officers and directors of Esesis, they are defined as associated persons of the issuer. As associated persons of the issuer, they will not be deemed to be brokers solely by reason of their participation in the sale of the common shares for Esesis since they meet all the requirements contained in the rule. These requirements are (1) they are not subject to any statutory disqualification; (2) they will not be compensated in connection with their participation either through the payment of commissions or any other remuneration based directly on the sale of the common shares; (3) they are not associated persons of a broker or a dealer; and (4) they have intended primarily to perform at the end of the offering, substantial duties for Esesis; they have not been brokers or dealers or associated persons of a broker or dealer within the past 12 months and they do not participate in the selling of an offering of securities for any issuer more than once every 12 months (aside from certain other exceptions which are not pertinent to the sale of the common shares).

     Any broker or dealer participating in such transactions as agent, may receive a commission from Esesis in an amount not to exceed 10% of the purchase price. Further, such agents will be governed by the rules and regulations established under the Securities Act of 1933 and the Securities Exchange Act of 1934. Market makers, brokers, or dealers participating in our offering will be underwriters under the Securities Act of 1933 and we will file a post-effective amendment to this registration in the event an underwriter of the securities offered herein is established, identified or when our officers or directors sell to these persons.


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 910,000,000 shares including 900,000,000 shares of common stock, $.0001 par value, and 10,000,0000 shares of preferred stock, $.01 par value.

Common stock

     There are presently 20,200,000 issued and outstanding shares of common stock. Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends when declared by the board of directors and, upon liquidation or dissolution of Esesis, whether voluntary or involuntary, to share equally in the assets of Esesis available for distribution to shareholders. The board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by our articles of incorporation, and to issue options and warrants for the purchase of such shares on such terms and conditions and for such consideration as the board may deem appropriate without further shareholder action. Each holder of common stock is entitled to one vote per share on all matters on which such shareholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. The above description concerning the common stock of Esesis does not purport to be complete. Reference is made to our articles of incorporation and bylaws, which are available for inspection at our principal executive offices, as well as to the applicable statutes of the State of Colorado for a more complete description concerning the rights and liabilities of shareholders under Colorado law.

Preferred stock

     The board of directors of Esesis is empowered, without approval of our shareholders, to cause up to 10,000,000 shares of preferred stock to be issued in one or more series and to establish the number of shares to be included in each such series and their respective designations, preferences, limitations and relative rights, including voting rights. Because the board of directors has the power to establish the preferences and rights of each series, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of common stock. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the common stock issued to purchasers in this offering. Future issuance of shares of preferred stock could have the effect of delaying or preventing a change in control of Esesis. No shares of preferred stock will be outstanding at the close of this offering. The board of directors has no current plans to issue any shares of preferred stock.

Transfer agent

     We will initially act as our own transfer agent.

Reports to shareholders

     We intend to furnish annual reports to shareholders which will include audited financial statements reported on by our certified public accountants. In addition, we may issue unaudited quarterly or other interim reports to shareholders as we deem appropriate. We will comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934.


                                LEGAL PROCEEDINGS

     Esesis is not a party to, nor is it aware of any pending legal proceeding. Management believes there is no litigation threatened in which Esesis faces potential loss or exposure or which will materially affect shareholders' equity or Esesis's business or financial condition upon completion of this offering.


                                  LEGAL MATTERS


     The validity of the issuance of the common stock offered hereby will be passed upon for us by Andrew I. Telsey, P.C. of Englewood, Colorado.



                                     EXPERTS


     Turner, Stone & Company, L.L.P., independent auditors, have audited the consolidated financial statements of Esesis, Inc. and subsidiary at March 31, 2004 and for the period July 5, 2002 (Inception) through June 30, 2003 and for the nine months ended March 31, 2004, as set forth in their report. These consolidated financial statements are included in the prospectus and elsewhere in this registration statement in reliance on Turner, Stone & Company, L.L.P.'s report, given on their authority as experts in accounting and auditing.



                             ADDITIONAL INFORMATION

     You may read and copy any document we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. You can also obtain copies of our Commission filings by going to the Commission's Website at http://www.sec.gov.

     We have filed with the Commission a registration statement on Form SB-2 to register the shares of our common stock to be sold in this offering. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information about us or our common stock, you may refer to the registration statement and to the exhibits filed as part of the registration statement. You can review a copy of the registration statement and its exhibits at the public reference room maintained by the Commission and on the Commission's website as described above.

                          Index to Financial Statements

                                  ESESIS, INC.

          Esesis, Inc. and Subsidiary Consolidated Financial Statements
  And Report of Independent Registered Public Accounting Firm at March 31, 2004
         And June 30, 2003 and For the Nine Months Ended March 31, 2004
        And For the Period July 5, 2002 (Inception) through June 30, 2003

Report of Independent Registered Public Accounting Firm......................F-1

Consolidated Balance Sheets..................................................F-2


Consolidated Statements of Operations........................................F-3

Consolidated Statements of Stockholders' Equity..............................F-4

Consolidated Statements of Cash Flows........................................F-5


Notes to Consolidated Financial Statements............................F-6 - F-11

             Report of Independent Registered Public Accounting Firm


Board of Directors and Stockholders
Esesis, Inc. and subsidiary
Englewood, Colorado


We have audited the accompanying consolidated balance sheets of Esesis, Inc. and subsidiary as of March 31, 2004 and June 30, 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the nine months ended March 31, 2004 and for the period July 5, 2002 (inception) through June 30, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Esesis, Inc. and subsidiary at March 31, 2004 and June 30, 2003, and the consolidated results of their operations and cash flows for the nine months ended March 31, 2004 and for the period July 5, 2002 (inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.




s/Turner, Stone & Company, L.L.P.


Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
May 31, 2004

                           ESESIS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                        MARCH 31, 2004 AND JUNE 30, 2003


                                     Assets

                                                        March 2004    June 2003
                                                        ----------    ---------
Current assets:

     Cash                                               $   24,628    $  41,623
     Accounts receivable                                   146,244       77,917
                                                        ----------    ---------

         Total current assets                              170,872      119,540

Property and equipment net of
     $49,542 and $28,322 accumulated
     depreciation, respectively                             63,658       84,878
                                                        ----------    ---------

                                                        $  234,530    $ 204,418
                                                        ==========    =========

                      Liabilities and Stockholders' Equity

Current liabilities:

     Accounts payable                                   $   32,374    $  34,420
     Accrued expenses                                        8,386       19,519
     Deferred income taxes payable                           3,548        2,624
     Line of credit payable                                 42,000            -
                                                        ----------    ---------

         Total current liabilities                          86,308       56,563

Long-term notes payable                                    110,700      113,200
                                                        ----------    ---------

         Total liabilities                                 197,008      169,763
                                                        ----------    ---------

Stockholders' equity:

     Preferred stock, $.01 par value, 10,000,000 shares
       authorized, no shares issued and outstanding,
       no rights or preferences determined                       -            -
     Common stock, $.0001 par value, 900,000,000
       shares authorized, 20,200,000 shares issued and
       outstanding                                           2,020        2,020
     Paid in capital in excess of par                       18,180       18,180
     Retained earnings                                      17,322       14,455
                                                        ----------    ---------
                                                            37,522       34,655
                                                        ----------    ---------

                                                        $  234,530    $ 204,418
                                                        ==========    =========

         The accompanying notes are an integral part of the consolidated financial statements.

                           ESESIS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2004
        AND FOR THE PERIOD JULY 5, 2002 (INCEPTION) THROUGH JUNE 30, 2003





                                                        March 2004    June 2003
                                                        ----------    ---------

Revenues                                                $  478,883    $ 459,819



Operating expenses:
     Sales and marketing                                $      478    $   8,071
     Salaries, wages and related taxes                     192,045      176,957
     General and administrative                            279,386      256,565
                                                        ----------    ---------
                                                           471,909      441,593
                                                        ----------    ---------

Operating income                                             6,974       18,226

Interest expense                                             3,183        1,147
                                                        ----------    ---------

Income before income taxes                                   3,791       17,079

Provisions for income taxes                                    924        2,624
                                                        ----------    ---------

Net income                                              $    2,867    $  14,455
                                                        ==========    =========



Basic income per share                                  $     0.00    $    0.00
                                                        ==========    =========

Diluted income per share                                $     0.00    $    0.00
                                                        ==========    =========






         The accompanying notes are an integral part of the consolidated financial statements.


                           ESESIS, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE NINE MONTHS ENDED MARCH 31, 2004
        AND FOR THE PERIOD JULY 5, 2002 (INCEPTION) THROUGH JUNE 30, 2003



                                                                 Additional
                            Preferred Stock      Common Stock      Paid-In   Retained
                            Shares   Amount    Shares    Amount    Capital   Earnings    Total
                           --------  ------  ----------  ------  ----------  --------  --------
Balance at July 5, 2002           -  $    -           -  $    -  $        -  $      -  $      -

Issuance of common stock in
    exchange for cash             -       -  20,200,000   2,020      18,180         -    20,200

Net income                        -       -           -       -           -    14,455    14,455
                           --------  ------  ----------  ------  ----------  --------  --------

Balance at June 30, 2003          -       -  20,200,000   2,020      18,180    14,455    34,655

Net income                        -       -           -       -           -     2,867     2,867
                           --------  ------  ----------  ------  ----------  --------  --------

Balance at March 31, 2004         -  $    -  20,200,000  $2,020  $   18,180  $ 17,322  $ 37,522
                           ========  ======  ==========  ======  ==========  ========  ========



         The accompanying notes are an integral part of the consolidated financial statements.


                           ESESIS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2004
        AND FOR THE PERIOD JULY 5, 2002 (INCEPTION) THROUGH JUNE 30, 2003


                                                             March 2004  June 2003
                                                             ----------  ---------
Cash flows from operating activities:

Net income                                                   $    2,867  $  14,455

Adjustment to reconcile net income to net cash provided by (used in) operating activities:

     Depreciation                                                21,220     28,322
     (Increase) decrease in accounts receivable              (   68,327) (  77,917)
     Increase (decrease) in accounts payable                 (    2,046)    34,420
     Increase (decrease) in accrued expenses                 (   11,133)    19,519
     Increase (decrease) in income taxes payable                    924      2,624
                                                             ----------  ---------

         Net cash provided by (used in) operating activities (   56,495)    21,423
                                                             ----------  ---------

Cash flows from investing activities                                 --         --
                                                             ----------  ---------

Cash flows from financing activities:

     Proceeds from issuance of common stock                          --     20,200
     Proceeds from lines of credit                               42,000         --
     Repayment of notes payable                              (    2,500)        --
                                                             ----------  ---------

         Net cash provided by financing activities               39,500     20,200
                                                             ----------  ---------

Net increase (decrease) in cash                              (   16,995)    41,623

Beginning cash                                                   41,623         --
                                                             ----------  ---------

Ending cash                                                  $   24,628  $  41,623
                                                             ==========  =========

Supplemental cash flow information:

     Interest paid                                           $    3,183  $      --
     Income taxes paid                                       $       --  $      --

Non-cash investing and financing activities:

     Acquisition of property and equipment in
         exchange for notes payable                          $       --  $ 113,200


         The accompanying notes are an integral part of the consolidated financial statements.

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business
-------------------------

Esesis, Inc. (the Company) was incorporated in the state of Colorado on July 5, 2002. The Company, through its wholly owned subsidiary, provides environmental inspection and consulting services related to the abatement, remediation and maintenance of asbestos, lead paint and toxic mold contamination. The Company's initial operations serve commercial customers in the central Texas and Dallas/Fort Worth metropolitan area through a regional office in Waco, Texas.

Principles of consolidation
---------------------------

The accompanying consolidated financial statements include the general accounts of the Company and its wholly owned subsidiary, Esesis Environmental, Corp. a Texas corporation. Both the Company and its subsidiary have a fiscal year end of June 30. All material intercompany accounts, balances and transactions have been eliminated in the consolidation.

Management estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash flows
----------

For purposes of the statement of cash flows, cash includes demand deposits, time deposits and short-term cash equivalent investments with maturities of less than three months. None of the Company's cash is restricted.

Revenue recognition
-------------------

The Company's environmental inspection and consulting services are provided on a project-by-project basis and are competitively bid or individually negotiated. The majority of these services are performed under customer authorizations to proceed with the remaining services performed under formal contracts at fixed prices or fixed hourly rates plus expenses. Most projects typically last one to five days although larger projects can last thirty to sixty days. Revenues are recognized when the services are performed and collection is reasonably assured and customers are billed at least monthly and at completion of the projects. The Company extends unsecured credit to its customers for amounts billed, which are due on a net 30-day basis and are considered past due after 31 days.

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Allowance for doubtful accounts
-------------------------------

The Company evaluates its accounts receivable on a customer by customer basis after an invoice is over 90 days past due and provides for bad debts when management determines the amounts to be uncollectible. At March 31, 2004 and June 30, 2003, the Company's evaluation indicates that any allowance for doubtful accounts would be immaterial.

Income per share
----------------

Basic income per share amounts are computed by dividing the net income by the weighted average number of common stock shares outstanding. Diluted income per share amounts reflect the maximum dilution that would have resulted from the exercise of the common stock warrants (Note 4) and are computed by dividing the net income by the weighted average number of common stock shares outstanding plus the assumed exercise of the warrants. For the period July 5, 2002 (inception) through June 30, 2003 and for the nine months ended March 31, 2004, basic income per share amounts are based on 20,200,000 weighted-average number of common stock shares outstanding. Dilutive income per share amounts are not reflected in the accompanying consolidated financial statements because their effect is antidilutive.

Property and equipment
----------------------

Property and equipment are recorded at cost.  Depreciation is provided using the
double-declining   balance  method  over  the  estimated  useful  lives  of  the individual assets as follows:

         Furniture and equipment                              3 years
         Computer equipment                                   3 years
         Mobile trailer                                       3 years

During the nine months ended March 31, 2004 and for the period July 5, 2002 (inception) through June 30, 2003, depreciation expense totaled $21,220 and $28,322, respectively.

Income taxes
------------

The provision for income taxes is based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted deferred tax assets and liabilities are adjusted through the provision for income taxes.

The deferred income taxes reported in these financial statements arise from differences in the methods of accounting for depreciation as well as differences arising from adjusting to cash basis reporting for tax purposes. Property and equipment is depreciated using different methods and rates for financial reporting purposes than those used for tax reporting purposes.

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Advertising costs
-----------------

The Company charges to expense advertising costs as incurred. During the nine months ended March 31, 2004 and for the period July 5, 2002 (inception) through June 30, 2003, advertising costs charged to expense totaled $478 and $351, respectively.

Recent Accounting Pronouncements
--------------------------------

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (FIN No. 46). FIN No. 46 explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity, to decide whether to consolidate that entity. The Interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN No. 46 is effective immediately for variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. The Interpretation applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Adoption of this standard will not have any immediate effect on our consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, "Accounting for Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is generally effective for contracts entered into or modified after June 30, 2003, and all provisions should be applied prospectively. This statement does not affect the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the implementation of SFAS No. 150 will have a material impact on the financial condition, results of operations or cash flows.

In December  2003,  the FASB issued  Summary of  Statement  No. 132  "Employers'
Disclosures about Pensions and Other Postretirement Benefits" to provide for additional disclosures of pension and other postretirement benefits. The revised statement is effective for financial statements with fiscal years ending after December 15, 2003 and the interim period disclosures are effective for interim periods beginning after December 15, 2003. The Company does not believe that the implementation of these revisions of SFAS No. 132 will have a material impact on its consolidated financial statements.

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     2.   PROPERTY AND EQUIPMENT

At March 31, 2004 and June 30, 2003, property and equipment is composed of the following:

                                         March 2004        June 2003
                                         ----------        ---------

     Furniture and equipment            $     78,500      $    78,500
     Computer equipment                        9,200            9,200
     Mobile trailer                           25,500           25,500
                                        ------------      -----------
                                             113,200          113,200
     Less accumulated depreciation      (     49,542)     (    28,322)
                                        ------------      -----------

                                        $     63,658      $    84,878
                                        ============      ===========

     3.   NOTES PAYABLE

The Company is the debtor on four demand promissory notes payable to an initial/former director and current employee (Note 5) totaling $110,700. These notes were issued in exchange for the purchase of the Company's property and equipment (Note 2). At March 31, 2004, the aggregate outstanding principal balance on these notes totaled $110,700. The note agreements, which expire on various dates between January and May 2006, are unsecured, bear interest at 3% per annum and require interest only payments on a quarterly basis.

Future principal payments required under the terms of these notes payable are as follows:

                  2004                        $            -
                  2005                                     -
                  2006                               110,700
                                              --------------
                  Total                       $      110,700
                                              ==============


The Company has two revolving line of credits, a $100,000 line with a Dublin, Ireland based reinsurance company, which is also a less than 5% stockholder of the Company, and a $25,000 line with First American State Bank in Denver. The $100,000 line of credit, which is secured by the assets of the Company, bears interest at prime plus 3% and renews annually on July 1st at the lenders option. During the nine months ended March 31, 2004, $17,000 had been borrowed against the Dublin, Ireland base reinsurance company line of credit. The $25,000 line of credit, which is unsecured, bears interest at 6.5% and matures in November 2004. During the nine months ended March 31, 2004, $25,000 had been borrowed under First American State Bank line of credit.

     4.   CAPITAL STRUCTURE DISCLOSURES

Preferred Stock
---------------

The Company's Articles of Incorporation authorize the Board of Directors to issue 10,000,000 preferred stock shares with a $.01 par value, of which no shares are currently issued and outstanding. As of this date, no series, rights or preferences have been determined.

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common stock
------------

The Company's Articles of Incorporation authorize the Board of Directors to issue 900,000,000 common stock shares with a $.0001 par value. Attached to each share of common stock is a warrant/option to purchase an additional common stock share at a price of $.25. The warrants/options expired on November 11, 2003.

     5.   COMMITMENTS AND CONTINGENCIES

The Company is obligated under an employment agreement with a former director (Note 3) of Esesis Environmental, Corp. (Note 1). The agreement dated October 1, 2002 can be terminated at anytime with 90 days notice from either party. The agreement provides for an annual salary of $60,000 and a $700 monthly automobile allowance.

The Company rents office space in Centennial, Colorado on a month-to-month basis for $200 in a building partially owned by a director of the Company. The Company also rents office space in Waco, Texas on a month-to-month basis for $300. During the nine months ended March 31, 2004 and for the period July 5, 2002 (inception) through June 30, 2003, rent expense under these two leases totaled $7,670 and $4,652, respectively.

The Company is not obligated under any other noncancelable lease agreements or any other significant commitments or contingencies. In addition, the Company is not a party to any lawsuits or similar claims.

     6.   INCOME TAXES

The Company accounts for corporate income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At March 31, 2004 and June 30, 2003, the Company's net deferred income tax liability was comprised of deferred income tax liability of $18,245 and $6,349, respectively, relating to timing differences between the accrual basis of accounting used for financial reporting purposes and the cash basis method of accounting used for tax reporting purposes, and a deferred tax asset of $14,697 and $3,725, respectively, relating to a net operating loss carry forwards for tax reporting purposes of approximately $98,000. These carry forwards expire through 2024.

     7.   FINANCIAL INSTRUMENTS

The Company's financial instruments, which potentially subject the Company to credit risks and none of which are held for trading purposes, consist of its cash, accounts receivable and notes payable.

                           ESESIS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash
----

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any such losses in such accounts, and does not believe it is subject to any credit or other risks involving its cash.

Accounts receivable
-------------------

The Company grants credit, generally without collateral, to its customers located primarily in the central Texas and the Dallas/Fort Worth metropolitan areas. The Company believes that its customer acceptance, billing and collection policies are adequate to minimize potential credit risks. Management believes these accounts receivable are fairly stated at estimated net realizable amounts.

Notes payable and lines of credit
---------------------------------

Management believes the carrying value of these notes and credit lines represent the fair value of these financial instruments because their terms are similar to those in the lending market for comparable loans with comparable risks.

                                  ESESIS, INC.




                                 500,000 Shares





                           --------------------------


                                   PROSPECTUS


                           --------------------------







                        [________________________], 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Under the Colorado Business Corporation Act and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his "duty of care." This provision does not apply to the directors': (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

     The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above. This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Section 7-108-402 of the Colorado Business Corporation Act grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

     Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, all of which are being paid exclusively by the Company and commissions are as follows:

         Securities and Exchange Commission filing fee............. $   349.60
         National Association of Securities Dealers filing fee.....        N/A
         Nasdaq and Exchange filing fees...........................        N/A
         State Securities Laws (Blue Sky) fees and expenses........   1,000.00 *
         Printing and mailing costs and fees.......................   2,000.00 *
         Legal fees and costs......................................  20,000.00 *
         Accounting fees and costs.................................  10,000.00 *
         Due diligence and travel..................................       0.00 *
         Transfer Agent fees.......................................   1,000.00 *
         Miscellaneous expenses....................................   1,000.00 *
                                                                    ----------

         TOTAL..................................................... $35,349.60 *
                                                                    ==========

         *  Estimated

Item 26.  Recent Sales of Unregistered Securities.

     In August 2002, Esesis issued a total of 20,200,000 units, each unit consisting of one (1) share of our common stock and one (1) warrant/option to purchase one (1) share of our common stock. The warrants/options were exercisable until November 11, 2003 at an exercise price of $.25 per share. Units were sold at $.001 per unit pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D and Rule 504 promulgated thereunder. Sales were made by officers and directors and no commissions were paid. Sales were made to a total of twelve (12) accredited investors as defined by Rule 501 of Regulation D and four (4) sophisticated investors who indicated that they had such knowledge and experience in financial matters that they were capable of evaluating the merits and risks of the investment. All individuals took their shares for investment purposes without a view to distribution and had access to information concerning Esesis.

Item 27.  Exhibits.

Exhibit No.   Description
-----------   -----------

       3.1 Articles of Incorporation dated July 5, 2002 and Statement of Correction thereto*

       3.2    Bylaws*

       4.1    Form of Specimen Common Stock Certificate*


       5.1    Opinion of Andrew I. Telsey, P.C. dated September 9, 2004.


       10.1 Management Employment Agreement between Esesis Environmental, Corp. and Charles Thorn dated October 1, 2002*

       10. Revolving Line of Credit Agreement between Esesis, Inc. and Insurenational, A.V.V.*

       10.3 Revolving Line of Credit Agreement between Esesis, Inc. and First American State Bank.*


       10.4   Modification Agreement with First American State Bank*

       10.5   Security Agreement with First American State Bank


       21.1   List of Subsidiaries


       23.1   Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1 hereto)


       23.2   Consent of Turner, Stone & Company, L.L.P.*
------------
*        previously filed

Item 28.  Undertakings.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

     2. That for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

     4. To file during any period in which we offer or sell securities, a post effective amendment to this registration statement, to reflect in the prospectus any facts or events which, or individually or together, represent a fundamental change in the information in the registration statement.

     5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer or expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, Esesis, Inc., the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado on September 9, 2004.



                                    ESESIS, INC.


                                    By: /s/MarkHogan
                                       -------------------------------
                                       Mark Hogan
                                       President, Treasurer, Principal Executive
                                       Officer, Principal Financial Officer and
                                       Principal Accounting Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                     Date
---------                                 -----                     ----


/s/ Mark Hogan               President, Treasurer, Principal   September 9, 2004
--------------------------   Executive Officer, Principal
Mark Hogan                   Financial Officer and Principal
                             Accounting Officer

/s/ Gary Griffin             Secretary and Director            September 9, 2004
--------------------------
Gary Griffin

/s/ Robert Wunder            Director                          September 9, 2004
--------------------------
Robert Wunder